POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of
Christopher J. Locke and Roya Behnia, signing singly, the undersigned's true and lawful
attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, all reports to be filed by the
undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934, as

amended (the "Exchange Act") and the rules promulgated thereunder (including
Forms 3,
4, and 5 and any successor forms) (the "Section 16 Reports") with respect to the equity
securities of Rewards Network Inc. (the "Corporation");

(2)  do and perform any and all acts for and on behalf of the undersigned that may be
necessary or desirable to complete and execute any such Section 16 Report, complete and
execute any amendment or amendments thereto, and file such report with the
United
States Securities and Exchange Commission and any stock exchange or similar authority;
and

(3)  take any other action of any type whatsoever in connection with the foregoing
that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed by
such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney
shall be in such form and shall contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.

      The powers granted above may be exercised by each such attorney-in-fact on behalf of
the undersigned, individually, and on behalf of the undersigned in any fiduciary or representative
capacity in which the undersigned may be acting.
 The undersigned hereby grants to each such attorney-in-fact full power and authority to
do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done
in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not
assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply
with Section 16 of the Exchange Act.

 This Power of Attorney shall be effective as of the date set forth below and shall continue
in full force and effect until the undersigned is no longer required to file
Section 16 Reports with
respect to the equity securities of the Corporation, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of May, 2008.

Signature:  /s/ Marc C. Particelli

Name:   Marc C. Particelli